SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 12, 2002
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                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


              Pennsylvania                0-10957           23-2215075
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       (State or other jurisdiction    (Commission     (I.R.S. Employer
            of incorporation)          File Number)       Ident. No.)


       Philadelphia and Reading Avenues, Boyertown, PA        19512
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         (Address of principal executive office)         (Zip Code)


       Registrant's telephone number, including area code (610) 367-6001
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                                       N/A
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          (Former name or former address, if changed since last report)





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Item 5.  Other Events.
---------------------

         On June 26, 2002, the Board of Directors of National Penn Bancshares, Inc. approved an amendment to National Penn's 1987 Stock Option Plan (the "1987 Plan"), subject to confirmation from The Nasdaq Stock Market, Inc. ("Nasdaq") that it concurs with National Penn that the amendment can be adopted without shareholder approval. On July 12, 2002, Nasdaq so advised National Penn, and the amendment became effective.

         Prior to the amendment, the 1987 Plan provided:

          * A person exercising a stock option, at the time of exercise, had to pay the full purchase price for the shares being acquired in the exercise, in cash.

          * A person exercising a stock option could satisfy his obligation to pay or reimburse National Penn any taxes which National Penn was required to withhold in connection with the exercise of the option by electing to have National Penn withhold shares of National Penn stock otherwise issuable upon exercise of the option having a fair market value equal to the amount required to be withheld. An election to have shares withheld for this purpose was subject to certain restrictions set forth in the Plan, including irrevocability, potential disapproval by the Committee administering the Plan, advance notice and time period limitations (the "stock withholding method").

         Under the 1987 Plan, as amended:

          * A person will be able to elect, at the time of exercise of a stock option, to pay the full purchase price for the shares being acquired in the exercise, either in cash or by the delivery to National Penn (with transfer of title to National Penn) of shares of National Penn stock owned by that person for at least six months ("mature" shares) with a fair market value equal to the full purchase price.

          * A person's election of the stock withholding method will no longer be subject to the restrictions set forth above.

          * A person will be able to elect, at the time of exercise of a stock option, to satisfy his income tax withholdings obligations, by the delivery to National Penn (with transfer of title to National Penn) of mature shares of National Penn stock with a fair market value equal to the amount required to be withheld.


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         Although  no more  options  may ever be  granted  under the 1987  Plan,
National Penn is offering to each person still holding options granted under the 1987 Plan the opportunity to amend their individual stock option agreements to reflect this amendment to the 1987 Plan.

         The foregoing description of the amended 1987 Plan does not purport to be complete and is qualified in its entirety by the text of the amended 1987 Plan itself, which is included herein as Exhibit 10.1.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits.
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         10.1 - Amended 1987 Stock Option Plan.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NATIONAL PENN BANCSHARES, INC.


                                         By    /s/Wayne R. Weidner
                                           ---------------------------
                                           Name:  Wayne R. Weidner
                                           Title:  Chairman, President
                                                           and CEO


Dated:  July 15, 2002

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                                  EXHIBIT INDEX


Exhibit Number                          Description

         10.1   -      Amended 1987 Stock Option Plan.







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